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                                                                    Exhibit 99.5


                                   [FORM OF]

                              LOAN SALE AGREEMENT

                                     among

                        EDUCATIONAL FINANCE GROUP, INC.,

                                  as Seller,

                      THE FIRST NATIONAL BANK OF CHICAGO,

                   not in its individual capacity but solely

                   as Eligible Lender Trustee for the Seller

                            EFG FUNDING CORPORATION

                                 as Purchaser,

                                      and

                          [ELIGIBLE LENDER TRUSTEE],

                   not in its individual capacity but solely

                 as Eligible Lender Trustee for the Purchaser

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                                          Dated as of                 , 1999
                                                     -----------  ----

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         LOAN SALE AGREEMENT dated as of ______ __, 1999, among Educational
Finance Group, Inc., a Delaware corporation ("EFG" or the "Seller"), as seller, The First National Bank of Chicago (the "EFG Trustee"), as the eligible lender trustee on behalf of EFG, EFG Funding Corporation (""EFG Funding" or the "Purchaser"), as purchaser and The First National Bank of Chicago (the "Eligible Lender Trustee") not in its individual capacity but solely on behalf of EFG Funding, the EFG STUDENT LOAN TRUST 1998-A (the "Issuer) and one or more trusts settled by EFG Funding from time to time and their permitted successors and assigns.

         WHEREAS the Purchaser desires to purchase from the Seller a portfolio of guaranteed and federally reinsured student loans originated under the Higher Education Act of 1965, as amended and privately guaranteed student loans not originated under said act that were purchased or originated by the Seller in the course of its business;

         WHEREAS in order to comply with the requirements of the Higher Education Act, legal title to the Seller's student loan portfolio is vested in The First National Bank of Chicago, as trustee on behalf of the Seller as beneficiary;

         WHEREAS the Seller is willing to sell its beneficial interest in such student loans that are FFELP Loans and its legal and beneficial interest in such loans that are Private Loans to the Purchaser;

         WHEREAS the EFG Trustee is willing to transfer legal title to such student loans that are FFELP Loans to the Eligible Lender Trustee and the Eligible Lender Trustee is willing to hold legal title to, and serve as eligible lender trustee with respect to, such student loans on behalf of the Purchaser.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                  ARTICLE I.

                             Definitions and Usage
                             ---------------------

         Capitalized terms used but not defined herein are defined in Appendix A to the Administration Agreement, dated as of [_____ _, 1999], among the Issuer, the Seller, as Administrator, and [ ], as Indenture Trustee, which also contains rules as to usage and construction that shall be applicable herein.

                                  ARTICLE II.

                     Conveyance of Financed Student Loans
                     ------------------------------------

         SECTION 2.1. Conveyance of Initial Financed Student Loans. (a) In consideration of the Purchaser's payment of the Purchase Price on the Closing Date in accordance with the terms of this Agreement, the Seller (and, with respect to legal title to the

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FFELP Student Loans, the EFG Trustee as trustee on behalf of the Seller) does hereby, as evidenced by a duly executed Bill of Sale in the form of Exhibit A hereto, sell, assign, and otherwise convey to the Purchaser (or, in the case of legal title only, to the Initial Student Loans that are FFELP Loans, to the Eligible Lender Trustee on behalf of the Purchaser) (i) all right, title and interest in and to the Initial Student Loans, and all obligations of the Obligors thereunder, together with all documents, the related Student Loan Files and all rights and privileges relating thereto, (ii) all payments on or collections received thereunder on and after the Cutoff Date; and (iii) all proceeds of any and all of the foregoing.

              (b) On the Closing Date, the Seller will deposit, or cause to be deposited, into the Collection Account all amounts or collections received under the Initial Financed Student Loans on and after the Cutoff Date.

         {SECTION 2.2. Conveyance of New Loans and Serial Loans to the Eligible Lender Trustee on Behalf of the Issuer. (a) Subject to the conditions set forth in paragraph (d) below, upon the order of the Purchaser (each a "Purchase Order") to the Seller and in consideration of the delivery on the related Transfer Date to the Purchaser and payment of the Loan Purchase Amount for each such New Loan or Serial Loan to be delivered to the Purchaser, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser (or, in the case of legal title to the New Loans and Serial Loans that are FFELP Loans, to the Eligible Lender Trustee on behalf of the Purchaser), (i) all right, title and interest of the Seller in and to each New Loan and Serial Loan and all obligations of the Obligors thereunder, together with all documents, the related Student Loan Files and all rights and privileges relating thereto, (ii) all payments on or collections received thereunder on and after the related Subsequent Cutoff Date and (iii) all proceeds of any and all of the foregoing.

              (b) During the Revolving Period, upon delivery of New Loans or Serial Loans by the Seller, on the related Transfer Date and the satisfaction of the conditions set forth in subsection (a) and (d) of this Section 2.2, the Purchaser will remit or cause to be remitted the Loan Purchase Amount to the Seller. The Seller covenants to transfer during the Revolving Period to the Purchaser and the Eligible Lender Trustee on behalf of the Purchaser pursuant to paragraph (a) above New Loans or Serial Loans with an aggregate principal balance substantially equal to the amount stated in the Purchaser Order; provided, however, that the Seller shall have no liability for a breach of the foregoing covenant as a result of the Seller not having originated or acquired, or having caused to be originated or acquired, during the Revolving Period New Loans or Serial Loans equal to the amount specified above.

              (c) After the Revolving Period, upon the purchase of Serial Loans by the Seller on the related Transfer Date and the satisfaction of the conditions set forth in subsection (d) of this Section 2.2, the Purchaser will remit or cause to be remitted to the Seller the Loan Purchase Amount.

              (d) The Seller (and with respect to legal title to the New Loans and Serial Loans that are FFELP Loans, the EFG Trustee as trustee on behalf of the Seller) shall transfer to the Purchaser (and, with respect to legal title to the New Loans and Serial Loans


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that are FFELP Loans, the Eligible Lender Trustee) the New Loans and Serial
Loans for a given Transfer Date and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to such Transfer Date:

                  (i) the Seller (and with respect to legal title to the New Loans and Serial Loans that are FFELP Loans, the EFG Trustee as trustee on behalf of the Seller) shall have delivered to the Purchaser and the Eligible Lender Trustee a duly executed written assignment (including an acceptance by the Trustee and the Eligible Lender Trustee) in substantially the form of Exhibit B hereto (each, a "EFG Subsequent Transfer Agreement"), which shall include supplements to Schedule A hereto, listing such New Loans and Serial Loans;

                  (ii) the Seller shall have paid, to or upon the order of the Purchaser, all amounts on or collections received in respect of the New Loans and Serial Loans on and after each applicable Subsequent Cutoff Date;

                  (iii) as of the Transfer Date, the Seller was not insolvent nor will it have been made insolvent by such transfer nor is it aware of any pending insolvency;

                  (iv) such addition will not result in a material adverse Federal or State tax consequence to the Purchaser;

                  (v) the Seller shall have delivered to the Purchaser an Officers' Certificate confirming the satisfaction of each condition precedent specified in this paragraph (d);

                  (vi) the Seller shall have delivered (A) on each preceding ____________ _ and _______ _, commencing __________ __, 1999, to the
         Rating Agencies an Opinion of Counsel with respect to the transfer of the New Loans and Serial Loans transferred to the Purchaser on such Transfer Date, substantially in the form of the Opinion of Counsel delivered to the Rating Agencies on the Closing Date, and (B) to the Purchaser the Opinion of Counsel as required by Section 6.2(f)(1) hereof; provided that, notwithstanding the -------- foregoing, no opinion shall be required under Subclause (B) and, if the Revolving Period has terminated, no opinion shall be required under subclause
         (A) unless the Seller or the Purchaser determines that, with regard to the most recent opinion on the matters described in either such subclause that was delivered with respect to the Student Loans (whether on the Closing Date or thereafter under this subsection or under another provision of the Basic Documents), the conclusion of, or the reasoning underlying, such opinion is no longer correct in all material respects due to a change in law or regulations or the ruling of a court, an administrative tribunal or a regulatory or other governmental authority; upon making any such determination, the Seller or the Purchaser shall notify the Rating Agencies; and provided, further, that neither the Seller nor the Purchaser shall have any obligation to -------- ------- monitor changes in laws or regulations or the rulings of courts or other governmental agencies for the purpose of making any determination described in the preceding proviso;


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                  (vii) with respect to any New Loan which is guaranteed by an
         Additional Guarantor that is a Federal Guarantor, such Additional Guarantor shall have entered into a Guarantee Agreement with the Eligible Lender Trustee which guarantees such New Loan in substantially the form of the Guarantee Agreements between the Initial Guarantors and the Eligible Lender Trustee;

                  (viii) the Seller shall have taken any action required to maintain the first perfected ownership interest of the Purchaser in the Student Loans;

                  (ix) no selection procedures believed by the Seller to be adverse to the interests of the Purchaser or its successor and assigns shall have been utilized in selecting the New Loans or the Serial Loans;

provided, however, that the Seller shall not incur any liability as a result of transferring Serial Loans on any Transfer Date at a time when the condition set forth in clause (v) was not satisfied, if at the time of such transfer the Authorized Officers of the Seller, after reasonable inquiry of counsel to the Seller, were not aware of any fact that would reasonably suggest that such condition would not be satisfied as of such date.}

         SECTION 2.3. Treatment as a Security Agreement. The parties intend that the conveyance of the Seller's (and, with respect to legal title to the FFELP Student Loans, the EFG Trustee's) right, title and interest in and to the Initial Student Loans pursuant to this Agreement {and any New Loans and Serial Loans pursuant to a related EFG Subsequent Transfer Agreement} shall constitute a valid purchase and sale and not a loan. If such conveyance is deemed to be a loan and not a sale, then the parties also intend and agree that the Seller (and, with respect to legal title to the FFELP Student Loans, EFG Trustee) shall be deemed to have granted, and in such event do hereby grant to the Purchaser, a first priority security interest in all of the Seller's and EFG Trustee's right, title and interest in, to and under the Initial Student Loans {and any New Loans or Serial Loans} and the other items specified in Sections 2.1 {and 2.2,} and that this Agreement (with respect to the Initial Student Loans) {and any applicable EFG Subsequent Transfer Agreement (with respect to the New Loans or Serial Loans conveyed thereby)} shall each constitute a security agreement under applicable law with respect to such loans. If such conveyance is deemed to be a loan and not a sale, the Purchaser shall assign such security interest to the Issuer, and the Issuer (and the Eligible Lender Trustee with respect to FFELP Student Loans) shall in order to secure the Issuer's own borrowings under the Indenture, repledge all or any portion of such loans and the other items specified in Sections 2.1 {and 2.2 hereof} pledged to the Purchaser and not released from the security interest of this Agreement at the time of such pledge. Such a repledge may be made by the Purchaser (and the Eligible Lender Trustee with respect to FFELP Student Loans) with or without a repledge by the Purchaser of its rights under this Agreement, and without further notice to or acknowledgment from the Seller or EFG Trustee. Each of the Seller and the EFG Trustee waives, to the extent permitted by applicable law, all claims, causes of action and remedies whether legal or equitable (including any rights of set-off) against the Purchaser, the Issuer (and the Eligible Lender Trustee with respect to FFELP Student Loans), as well as any assignee of the Purchaser, the Issuer or the Eligible Lender


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Trustee relating to such action by the Purchaser or the Issuer in connection with the transactions contemplated by this Agreement, {each EFG Subsequent Transfer Agreement,} the Transfer Agreement, the Trust Agreement and the Indenture.

         SECTION 2.4. Endorsement. The Seller (and, with respect to legal title to the FFELP Student Loans, EFG Trustee as trustee on behalf of the Seller) hereby appoint each of the Purchaser, the Eligible Lender Trustee and the Indenture Trustee as assignee of the Purchaser and the Eligible Lender Trustee as the Seller's (and EFG Trustee's) true and lawful attorney-in-fact with full power of substitution to endorse the Seller's (and EFG Trustee's) name on any promissory note evidencing the Initial Student Loans {and any New Loans or Serial Loans} transferred to the Purchaser and Eligible Lender Trustee on behalf of the Purchaser and the Issuer pursuant to Sections 2.1 {and 2.2.} The Seller (and, with respect to legal title to the Student Loans, EFG Trustee as trustee on behalf of the Seller) acknowledge and agree that this power of attorney shall be construed as a power coupled with an interest, shall be irrevocable as long as the Trust Agreement remains in effect and shall continue in effect until the Trust Agreement terminates.

                                 ARTICLE III.

                               The Student Loans
                               -----------------

         SECTION 3.1. Representations and Warranties of Seller with Respect to the Student Loans. The Seller represents and warrants with respect to the Student Loans as set forth in Exhibit C hereto. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Student Loans, {as of the applicable Transfer Date, in the case of the New Loans and Serial Loans,} as of the date of the relevant Assignment in the case of any Qualified Substitute Student Loan, {as of the date of origination in the case of any Consolidation Loan conveyed to the Purchaser during the Revolving Period and as of the applicable Add-on Consolidation Loan Funding Date, in the case of any Consolidation Loan the principal balance of which is increased by the principal balance of any related Add-on Consolidation Loan,} but shall survive the sale, transfer and assignment of legal title to the Student Loans to the Eligible Lender Trustee on behalf of the Issuer {(and both the origination of such Consolidation Loans and the addition of the principal balance of any Add-on Consolidation Loan)} and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

         SECTION 3.2. Repurchase; Reimbursement. (a) Upon discovery by the Seller, the Purchaser, EFG Trustee, the Servicer, the Eligible Lender Trustee or the Indenture Trustee of any breach of the Seller's representations and warranties made by the Seller pursuant to Section 3.1 or Section 4.1, the party discovering the breach shall give prompt written notice to the others. Unless any such breach shall have been cured within sixty (60) days after the Seller becomes aware or receives written notice (whichever is earlier) of such breach, the Seller shall be obligated to either (i) repurchase any Student Loan in which the interests of the beneficial owner thereof are materially and adversely affected by any such breach as of the first day succeeding the end of such 60-day period that is the last day of a


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Monthly Collection Period or (ii) substitute a Qualified Substitute Student
Loan in the manner specified in this Section; provided that it is understood that any such breach that does not affect the Guarantor's obligation to guarantee payment of such Student Loan will not be considered to have a material adverse effect for this purpose and it is further understood that any dispute as to whether the Guarantor's obligation has been so affected will be resolved by the decision of the Indenture Trustee for so long as Notes are Outstanding and otherwise by the Trustee for so long as the Trust exists and thereafter by the Purchaser. In addition, if any such breach by the Seller does not trigger such a repurchase obligation but does result in the refusal by the Guarantor to guarantee all or a portion of the accrued interest, or the loss (including any obligation to repay the Department) of certain Interest Subsidy Payments and Special Allowance Payments in the case of FFELP Loans, then, unless such breach, if curable, is cured within sixty (60) days, the Seller shall reimburse the beneficial owner of the Student Loan by remitting an amount equal to all such non-guaranteed interest amounts and such forfeited Interest Payments and Special Allowance Payments in the manner specified in
Section 3.3. Subject to the provisions of Section 4.3, the sole remedy of any party with respect to a breach of representations and warranties pursuant to
Section 3.1, and the agreement contained in this Section, shall be to require the Seller to repurchase or substitute for Student Loans or to reimburse the beneficial owner as provided above pursuant to this Section, subject to the conditions contained herein.

              (b) The Seller may, at its option, cause a Student Loan to be repurchased by a Person not affiliated with the Seller as of the last day of a Monthly Collection Period if there is a dispute with the related Borrower during such Monthly Collection Period which in the Servicer's reasonable judgment would call into question whether such Student Loan will be repaid by the Borrower.

              (c) In consideration of and simultaneously with the repurchase of a Student Loan, the Seller shall remit the Purchase Amount therefor, in the manner specified in Section 3.3, and the legal and beneficial owner or owners thereof shall execute such assignments and other documents reasonably requested by the Seller in order to effect such transfer. Upon any such transfer of a Student Loan, legal title to, and beneficial ownership and control of, the related Student Loan File will thereafter belong to the Seller or in the case of legal title thereto an eligible lender under the Higher Education Act designated by the Seller.

         With respect to any Qualified Substitute Student Loan or Loans, the Seller shall deliver to the Eligible Lender Trustee (in the case of legal title to FFELP Loans) and the Purchaser (in the case of beneficial title to FFELP Loans and legal and beneficial title to Private Loans) for the benefit of the Noteholders such documents and agreements together with a duly executed Assignment in the form of Exhibit F hereto. No substitution is permitted to be made during the period beginning on the day after each Determination Date and ending on the last day of the calendar month of such Determination Date. Payments due with respect to Qualified Substitute Student Loans on and after the date of such Assignment shall be property of the transferee. Upon such substitution, the Qualified Substitute Student Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to


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have made with respect to such Qualified Substitute Student Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 3.1 with respect to any such Student Loan. In addition, any such substitution shall occur only upon satisfaction of each of the following conditions on or prior to the date of the related Assignment:

                  (i) the Seller shall have paid to or upon the order of the Purchaser (or deposited in the Collection Account if the beneficial owner of the Deleted Loan is the Issuer) all collections in respect of the Qualified Substitute Student Loans on and after each applicable date of Assignment;

                  (ii) as of the date of the related Assignment, the Seller shall not have been insolvent nor will it have been made insolvent by such transfer nor is it aware of any pending insolvency;

                  (iii) such addition will not result in a material adverse Federal or State tax consequence to the Purchaser, the Issuer or the Noteholders;

                  (iv) the Seller shall have delivered (A) to the Rating Agencies, an Opinion of Counsel with respect to each transfer of Qualified Substitute Student Loans, substantially in the form of the Opinion of Counsel delivered to the Rating Agencies on the Closing Date, and (B) to the Purchaser, the Opinion of Counsel required by
         Section 6.2(f)(1) hereof; provided that no opinion shall be required under either subclause (A) or (B) -------- unless the Seller or the Purchaser determines that, with regard to the most recent opinion on the matters described in either such subclause that was delivered with respect to the Student Loans (whether on the Closing Date or thereafter under this subsection or under another provision of the Basic Documents), the conclusion of, or the reasoning underlying, such opinion is no longer correct in all material respects due to a change in law or regulations or the ruling of a court, an administrative tribunal or a regulatory or other governmental authority; upon making any such determination, the Seller shall notify the others and the Rating Agencies; and provided, further, that neither of the Seller or the Purchaser shall have any obligation to monitor changes in laws or regulations or the rulings of courts or other governmental agencies for the purpose of making any determination described in this clause (iv);

                  (v) the Seller shall have taken any action required to maintain the first perfected ownership interest of the Purchaser in the Qualified Substitute Student Loans;

                  (vi) no selection procedures believed by the Seller to be adverse to the interests of the beneficial owner shall have been utilized in selecting the Qualified Substitute Student Loans; and

                  (vii) no Event of Default shall have occurred under the Indenture, no Servicer Default shall have occurred under the Servicing Agreement and no Administrator Default shall have occurred under the Administration Agreement.


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         Upon any such substitution and the payment to or upon the order of the Purchaser (or deposit to the Collection Account if the beneficial owner of the Deleted Loan is the Issuer) of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Eligible Lender Trustee, the Purchaser and the Trustee shall release any documentation held with respect to the Student Loan being substituted for (the "Deleted Student Loan") to the Seller and shall execute and deliver at the Seller's direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest in the Seller, or (in the case of legal title thereto an eligible lender under the Higher Education Act designated by the Seller), the Eligible Lender Trustee's interest, the Purchaser's interest and the Trustee's interest in any Deleted Student Loan substituted for pursuant to this Section 3.2.

         For any month in which the Seller substitutes one or more Qualified Substitute Student Loans for one or more Deleted Student Loans, the Servicer will determine the amount (if any) by which as of the date of the relevant Assignment the aggregate principal balance of all such Qualified Substitute Student Loans is less than the aggregate principal balance of all such Deleted Student Loans. The amount of such shortage (the "Substitution Adjustment Amount") shall be paid to or upon the order of the Purchaser (or deposited in the Collection Account if the beneficial owner of the Deleted Loan is the Issuer) by the Seller on or before the date of the relevant Assignment.

         SECTION 3.3. Repurchase Deposits. The Seller shall deposit or cause to be paid to or upon the order of the Purchaser (or deposited in the Collection Account if the beneficial owner of the Deleted Loan is the Issuer) the aggregate Purchase Amount with respect to Purchased Student Loans and all other amounts to be paid by the Seller under Section 3.2 and Section 5.1 when such amounts are due.

                                  ARTICLE IV.

                                  The Seller
                                  ----------

         SECTION 4.1. Representations of Seller and EFG Trustee. The Seller represents as set forth in Exhibit D hereto and EFG Trustee represents as set forth in Exhibit E hereto. Such representations speak as of the execution and delivery of this Agreement and as of the Closing Date in the case of the Initial Student Loans, {as of the applicable Transfer Date in the case of the New Loans and the Serial Loans,} as of the date of the relevant Assignment in the case of any Qualified Substitute Student Loan, {as of the date of origination in the case of any Consolidation Loan transferred hereunder during the Revolving Period and as of the applicable Add-on Consolidation Loan Funding Date, in the case of a Consolidation Loan the principal balance of which is increased by the principal balance of any related Add-on Consolidation Loan,} and shall survive the sale, transfer and pledge or assignment of legal and/or beneficial interest in the Student Loans to or on behalf of the Issuer or the Indenture Trustee {(and both the origination of such Consolidation Loans and the addition of the principal balance of any Add-on Consolidation Loan)}.


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         SECTION 4.2. Existence. During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions between the Seller and its Affiliates will be conducted on an arm's-length basis. For so long, during the term of this Agreement, as the Seller shall not be an eligible lender under the Higher Education Act with respect to FFELP Student Loans, the Seller agrees to keep in full force and effect an agreement with EFG Trustee or another eligible lender under the Higher Education Act providing for such eligible lender meeting the requirements set forth in the following sentence to hold title to the FFELP Student Loans in trust for and on behalf of the Seller. The Seller shall not convey any New Loan, Serial Loan or Qualified Substitute Student Loan if the eligible lender holding legal title to such loan is other than the EFG Trustee unless, prior to such conveyance, such other eligible lender shall agree in writing to be bound, in the conveyance of each such loan for which it acts as eligible lender, by the provisions of this Agreement that are applicable to the EFG Trustee, to the same extent as if it were named separately from the EFG Trustee in each of such provisions.

         [SECTION 4.3. Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

                  (a) The Seller shall indemnify, defend and hold harmless the Purchaser, the Issuer, the Eligible Lender Trustee, the Trustee, the Indenture Trustee and the Noteholders and the officers, directors, employees and agents of the Purchaser, the Trustee, the Eligible Lender Trustee and the Indenture Trustee from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or imposed upon such Person through, the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement.

                  (b) The Seller shall indemnify, defend and hold harmless each of the Trustee, the Eligible Lender Trustee, the Indenture Trustee and its officers, directors, employees and agents from and against, all costs, expenses, losses, claims, damages, obligations and liabilities arising out of, incurred in connection with or relating to the Basic Documents and the acceptance or performance of the trusts and duties set forth therein (including the fees and expenses of the indemnified party to which the Seller has agreed), except to the extent that such cost, expense, loss, claim damage, obligation or liability: (i) shall be due to the willful misfeasance, bad faith or negligence of the indemnified party; (ii) shall arise from any breach by the indemnified party of its covenants under any of the Basic Documents; or (iii) shall arise from the breach by the indemnified party of any of its representations or warranties set forth in any of the Basic Documents. In the event of any claim, action or proceeding for which


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         indemnity will be sought pursuant to this paragraph, the indemnified party's choice of legal counsel shall be subject to the approval of the Seller, which approval shall not be unreasonably withheld.

         Indemnification under this Section shall survive the resignation or removal of the indemnified party and the termination of this Agreement, the Eligible Lender Trust Agreement, the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.]

         SECTION 4.4. Merger or Consolidation of, or Assumption of the Obligations of, Seller or the EFG Trustee. Any person (a) into which the Seller or the EFG Trustee may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller or the EFG Trustee shall be a party or (c) which may succeed to the properties and assets of the Seller or the EFG Trustee substantially as a whole, shall be the successor to the Seller or the EFG Trustee, respectively, without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that the Seller hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving Seller, executes an agreement of assumption to perform every obligation of the Seller under this Agreement, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.1 or 4.1 shall have been breached and no Servicer Default, Event of Default or Administrator Default and no event that, after notice or lapse of time, or both, would become a Servicer Default, Event of Default or Administrative Default shall have occurred and be continuing, (iii) the Seller shall have delivered to the Purchaser an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) the surviving Seller shall have a consolidated net worth at least equal to that of the predecessor Seller, (v) such transaction will not result in a material adverse Federal or state tax consequence to the Purchaser or its assigns and (vi) unless the Seller is the surviving entity, the Seller shall have delivered to the Purchaser or its assigns an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Purchaser in the Student Loans and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests; provided, further, that the EFG Trustee hereby covenants that, unless the EFG Trustee is the surviving entity, it will not consummate any of the foregoing transactions unless the EFG Trustee shall have delivered to the Purchaser an Opinion of Counsel either stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee in the Student Loans and reciting the details of such filings, or stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests.

         SECTION 4.5. Limitation on Liabilities of Seller, the EFG Trustee and Others. The Seller, the EFG Trustee and any director or officer or employee or agent of the Seller or the EFG Trustee may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder (provided that such reliance shall not limit in any way the Seller's obligations under
Section 3.2). Neither the Seller nor the EFG Trustee shall be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its respective obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

         SECTION 4.6. Seller and the EFG Trustee May Own Notes. The Seller, the EFG Trustee and any Affiliate of either may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Seller or the EFG Trustee, as the case may be or an Affiliate of either, except as expressly provided herein or in any other Basic Document.

                                  ARTICLE V.

                                  Termination
                                  -----------

         SECTION 5.1. Termination. (a). This Agreement will terminate one year after the termination of the Trust Agreement pursuant to the terms of the Trust Agreement.

              (a) Insolvency of Purchaser. Upon any sale of the assets of the Trust Estate pursuant to Section 9.2 of the Trust Agreement, the Seller shall cooperate with and assist the Administrator consistent with the provisions of the Administration Agreement with respect to a Purchaser insolvency.

                                  ARTICLE VI.

                                 Miscellaneous
                                 -------------

         SECTION 6.1. Amendment. This Agreement may be amended in writing from time to time by the Seller, the EFG Trustee, the Purchaser and the Eligible Lender Trustee.

         Prior to the execution of any amendment to this Agreement, the parties shall receive upon request and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 6.2(f).

         SECTION 6.2. Protection of Interests of the Purchaser and its Successors and Assigns. (a) Each of the Seller and the EFG Trustee shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Purchaser and its successors and assigns in the Student Loans and in the proceeds thereof. Each of the Seller and the EFG Trustee shall deliver (or cause to be delivered) to the Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

              (b) Neither the Seller nor the EFG Trustee shall change its name, identity or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of ss.9-402(7) of the UCC, unless it shall have given the Purchaser at least five (5) days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

              (c) Each of the Seller and the EFG Trustee shall have an obligationto give the Purchaser and the Rating Agencies at least sixty (60) days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment.

              (d) If at any time the Seller or the EFG Trustee shall propose to sell, grant a security interest in, or otherwise transfer any interest in student loans to any prospective purchaser, lender or other transferee, the Seller or the EFG Trustee, as the case may be, shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Student Loan, shall indicate clearly that such Student Loan has been sold to the Purchaser.

              (e) Reserved.

              (f) The Seller shall deliver to the Purchaser:

              (1) promptly after the execution and delivery of this Agreement and of each amendment thereto, on each Transfer Date as set forth in Section 2.2 and on the date of each Assignment as set forth in Section 3.2, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and the Purchaser in the Financed Student Loans, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

              (2) within 120 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 120-day period, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and the Purchaser in the Financed Student Loans, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; provided that a single Opinion of Counsel may be delivered in satisfaction of the foregoing requirement.

         Each Opinion of Counsel referred to in clause (1) or (2) above shall specify (as of the date of such opinion and given all applicable laws as in effect on such date) any action necessary to be taken in the following year to preserve and protect such interest.

         SECTION 6.3. Notices. Unless otherwise agreed by the recipient, all demands, notices and communications upon or to the Seller, the EFG Trustee, the Servicer, the Purchaser, the Eligible Lender Trustee, the Administrator or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested (or in the form of telex or facsimile notice, followed by written notice delivered as aforesaid or postage prepaid, first class mail), and shall be deemed to have been duly given upon receipt;

              (a) in the case of the Seller, to

                  Educational Finance Group, Inc.

                  Attention:            President and Chief Executive Officer
                                        Educational Funding Services, Inc.

                  Telephone:
                  Telecopy:

                  with a copy to

                  Office of the General Counsel

                  Attention:
                  Telephone:
                  Telecopy:

              (b) in the case of [EFG TRUSTEE], to

                  [      ], Bank, as trustee for [EFG]

                  Attention:
                  Telephone:
                  Telecopy:

                  with a copy to

                  [              ]

                  Attention:
                  Telephone:
                  Telecopy:

              (c) in the case of the Servicer, to

                  EFG Technologies, Inc.

                  Attention:            President
                  Telephone:
                  Telecopy:

                  with a copy to

                  Office of the General Counsel

                  Attention:
                  Telephone:
                  Telecopy:

              (d) in the case of the Purchaser, to

                  EFG Funding Corporation

                  Attention:
                  Telephone:
                  Telecopy:

              (e) in the case of the Eligible Lender Trustee,
                  to

                  the Eligible Lender Trustee
                  at the Corporate Trust Office
                  of the Eligible Lender Trustee

                  Attention:
                  Telephone:
                  Telecopy:

              (f) in the case of the Administrator, to Educational Finance
                  Group, Inc.;

                  Attention:            President and Chief Executive

                  Officer

                  Telephone:
                  Telecopy:

                  with a copy to

                  Office of the General Counsel

                  Attention:
                  Telephone:
                  Telecopy:

              (g) in the case of S&P

                  Standard & Poor's Corporation
                  25 Broadway
                  New York, New York

                  Attention:
                  Telephone:
                  Telecopy:

              (h) in the case of Fitch, to

                  Fitch Investors Service, L.P.
                  One State Street Plaza
                  New York, New York 10004

                  Attention:            Asset Backed Monitoring Unit
                  Telephone:            (212) 908-0500
                  Telecopy:             (212) 480-4425; and

              (i) in the case of Moody's, to

                  Moody's Investors Service, L.P.
                  99 Church Street
                  New York, New York 10007

                  Attention:            ABS Monitoring Department
                  Telephone:            (212) 553-0300

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.]

         SECTION 6.4. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 4.4, this Agreement may not be assigned by the Seller or the EFG Trustee. This Agreement may be assigned in whole or in part by the Purchaser and Eligible Lender Trustee to the Issuer and the Indenture Trustee for the benefit of the Noteholders and its permitted successor pursuant to the Trust Agreement.

         SECTION 6.5. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the EFG Trustee, the Purchaser, the Eligible Lender Trustee and their permitted successors and assigns, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 6.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 6.7. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 6.8. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 6.9. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         SECTION 6.10. Assignment to Indenture Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment or grant by the Purchaser to the Issuer pursuant to the Transfer Agreement and by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of an interest in all right, title and interest of the Purchaser in, to and under the Student Loans conveyed hereunder and any rights or benefits that may exist under this Agreement.

         SECTION 6.11. Non-Petition Covenants. Notwithstanding any prior termination of this Agreement, neither the Seller nor the EFG Trustee shall, prior to the date which is one year and one day after the termination of this Agreement with respect to the Purchaser, acquiesce, petition or otherwise invoke or cause the Purchaser to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Purchaser under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Purchaser or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Purchaser.

         SECTION 6.12. Limitation of Liability of the EFG Trustee and the Eligible Lender Trustee. (a) Notwithstanding anything contained herein to the contrary, this

Agreement has been signed by the EFG Trustee not in its individual capacity but solely in its capacity as trustee for the Seller and in no event shall the EFG Trustee in its individual capacity or, except as expressly provided herein
or in the trust agreement between Seller and the EFG Trustee dated [      ], as
legal owner of the Financed Student Loans, have any liability for representations, warranties, covenants, agreements or other obligations of the Seller hereunder or in any of the certificates, notices or agreements delivered by the Seller pursuant hereto as to all of which recourse shall be had solely against the Seller.

              (b) Notwithstanding anything contained herein to the contrary,
this Agreement has been signed by [      ], not in its individual capacity but
solely in its capacity as Eligible Lender Trustee of the Purchaser and in no
event shall [      ], in its individual capacity or, except as expressly
provided in the Eligible Lender Trust Agreement, as beneficial owner of the Purchaser have any liability for the representations, warranties, covenants, agreements or other obligations of the Purchaser hereunder or in any of the certificates, notices or agreements delivered pursuant hereto as to all of which recourse shall be had solely to the assets of the Purchaser.

         SECTION 6.13. Agreement of Seller and [      ]. Each of the Seller and
the EFG Trustee agrees to execute and deliver such instruments and to take such actions as the Purchaser or the Eligible Lender Trustee may reasonably request in order to effectuate the terms and carry out the purposes of the Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                 EDUCATIONAL FINANCE GROUP, INC.



                                 by:
                                    -------------------------------------------
                                      Name:
                                    Title:



                                 EFG FUNDING CORPORATION, as Purchaser



                                 by:
                                    -------------------------------------------
                                      Name:
                                    Title:

                                 [EFG TRUSTEE], AS TRUSTEE FOR THE SELLER

                                 by:
                                    -------------------------------------------
                                      Name:
                                      Title:

                                 [ELIGIBLE LENDER TRUSTEE],
                                 not in its individual capacity but solely as Eligible Lender Trustee by:
                                    -------------------------------------------
                                      Name:
                                      Title:

                                                                     EXHIBIT A
                                                    TO THE LOAN SALE AGREEMENT

                                 BILL OF SALE

         For value received, in accordance with the Loan Sale Agreement (the "Loan Sale Agreement") dated as of ______ __, 1999, among Educational Finance Group, Inc., a Delaware corporation ("EFG" or the "Seller"), as seller, [EFG TRUSTEE], (the "EFG Trustee") as the eligible lender trustee on behalf of EFG, EFG Funding Corporation (""EFG Funding" or the "Purchaser"), as purchaser and the [ELIGIBLE LENDER TRUSTEE] (the "Eligible Lender Trustee") not in its individual capacity but solely on behalf of EFG Funding, the Seller (and, with respect to legal title to the Initial Student Loans that are FFELP Loans, the EFG Trustee as trustee on behalf of the Seller) does hereby sell, assign, transfer and otherwise convey unto the Purchaser (and, with respect to legal title to the Initial Student Loans that are FFELP Loans, the Eligible Lender Trustee), without recourse (subject to the obligations set forth in the Loan Sale Agreement), all right, title and interest in and to (i) the Initial Student Loans and all obligations of the Obligors thereunder, together with all documents, the related Student Loan Files and all rights and privileges related thereto, (ii) all payments and/or collections received thereunder on and after the Cutoff Date and (iv) all proceeds of any and all of the foregoing (including but not limited to proceeds derived from the voluntary or involuntary conversion of any of the Initial Student Loans into cash or other liquidated property, such as proceeds from the applicable Guarantee Agreement). The foregoing sale does not constitute and is not intended to result in any assumption by the Eligible Lender Trustee or the Purchaser of any obligation of the Seller or EFG Trustee to the borrowers of Initial Student Loans or any other Person in connection with the Initial Student Loans or any agreement or instrument relating to any of them.

         In addition, the undersigned, by execution of this instrument, hereby endorse the promissory notes evidencing each Initial Student Loan described in Schedule A to the Loan Sale Agreement in favor of the Purchaser (and, with respect to legal title to Initial Student Loans that are FFELP Loans, the Eligible Lender Trustee on behalf of the Purchaser) without recourse (subject to the obligations set forth in the Loan Sale Agreement) against the undersigned. This endorsement may be effected by attaching a facsimile hereof to each or any of such promissory notes.

         This Bill of Sale is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Loan Sale Agreement and is to be governed by the Loan Sale Agreement.

         Capitalized terms used but not defined herein shall have the meaning assigned to them in Appendix A to the Administration Agreement, dated as of [_____ __, 1999], among the [ Trust ], the Seller, as Administrator, and [INDENTURE TRUSTEE], as Indenture Trustee, which also contains rules as to usage that shall be applicable herein.

         IN WITNESS WHEREOF, the undersigned has caused this Bill of Sale to be duly executed as of _________ __, 1999.

                                 EDUCATIONAL FINANCE GROUP, INC.

                                 by:
                                    -------------------------------------------
                                 Name:
                                 Title:

                                 [EFG Trustee], AS TRUSTEE FOR
                                          THE SELLER]

                                 by:
                                    -------------------------------------------
                                      Name:
                                      Title:

                                                                     EXHIBIT B
                                                                        TO THE
                                                           LOAN SALE AGREEMENT

                      {EFG SUBSEQUENT TRANSFER AGREEMENT}

         TRANSFER No. _____ Of [NEW] [SERIAL] LOANS dated as of ______________, _____, among Educational Finance Group, Inc., a Delaware corporation ("EFG" or the "Seller"), as seller, [EFG TRUSTEE], (the "EFG Trustee") as the eligible lender trustee on behalf of EFG, EFG Funding Corporation (""EFG Funding" or the "Purchaser"), as purchaser and the [ELIGIBLE LENDER TRUSTEE] (the "Eligible Lender Trustee") not in its individual capacity but solely on behalf of EFG Funding.

                             W I T N E S S E T H:

         WHEREAS the Seller, the Purchaser, the EFG Trustee and the Eligible Lender Trustee are parties to the Loan Sale Agreement dated as of [______ __, 1999] (as amended or supplemented, the "Loan Sale Agreement");

         WHEREAS the Purchaser and the Eligible Lender Trustee are parties to the Eligible Lender Trust Agreement dated as of [______ __, 1999] (as amended or supplemented, the "Trust Agreement");

         WHEREAS pursuant to the Loan Sale Agreement, the Seller wishes to convey the [New] [Serial] Loans referred to in Section 2 (the "Additional Student Loans") to the Purchaser and the Eligible Lender Trustee on behalf of the Purchaser;

         WHEREAS in order to comply with the requirements of the Higher Education Act, legal title to the Seller's FFELP Loan portfolio is vested in the EFG Trustee, as trustee on behalf of the Seller; and

         WHEREAS, the Eligible Lender Trustee and the Purchaser are willing to accept such conveyance subject to the terms and conditions hereof.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Definitions and Usage. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in Appendix A to the Administration Agreement, dated as of _______ __, 1999, among the [EFG Student Loan Trust ____________], the Seller, as Administrator, and [ ], as Indenture Trustee, which also contains rules of construction and usage that shall be applicable herein.

         In addition, the following terms have the following meanings:

         "Subsequent Cutoff Date" means, with respect to each Additional Student Loan, the date specified as such on Schedule A hereto.

         "Transfer Date" means, with respect to the Additional Student Loans, ________________, _______.

         2. Schedule of Financed Student Loans. Attached hereto as Schedule A is a supplement to Schedule A to the Loan Sale Agreement listing the Additional Student Loans to be conveyed on the Transfer Date to the Eligible Lender Trustee on behalf of the Purchaser in the case of FFELP Loans and the Purchaser in the case of Private Loans, all pursuant to this Agreement.

         3. Conveyance of Additional Student Loans. In consideration of Purchaser's delivery to or upon the order of the Seller of $___________, the Seller (and, with respect to legal title to the Additional Student Loans that are FFELP Loans, the EFG Trustee as trustee on behalf of the Seller) does hereby sell, assign and otherwise convey, without recourse (except as expressly provided in the Loan Sale Agreement), to the Purchaser (and, with respect to legal title to the Additional Student Loans that are FFELP Loans, the Eligible Lender Trustee on behalf of the Purchaser:

                  (a) All right, title and interest in and to the Additional Student Loans and all obligations of the Obligors thereunder, together with all documents, the related Student Loan Files and all rights and privileges relating thereto;

                  (b) all payments on or collections received thereunder, on and after the related Subsequent Cutoff Date;

                  (c) all proceeds of any and all of the foregoing.

         4. Conditions Precedent. The obligation of the Purchaser to acquire the Additional Student Loans hereunder is subject to the satisfaction, on or prior to the Transfer Date, of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Seller in Sections 3.1 and
         4.1 of the Loan Sale Agreement and by the EFG Trustee in Section 4.1 of the Loan Sale Agreement shall be true and correct as of the Transfer Date.

                  (b) Loan Sale Agreement Conditions. Each of the conditions set forth in Section 2.2(d).

                  (c) Delivery of Bill of Sale. The Seller and the EFG Trustee shall have delivered a Bill of Sale substantially in the form of Annex A hereto.

                  (d) Additional Information. The Seller and the EFG Trustee shall have delivered to the Purchaser such information as was reasonably requested by the Purchaser to satisfy itself as to (i) the accuracy of the representations and warranties set forth in Sections
         3.1 and 4.1 of the Loan Sale Agreement and (ii) the satisfaction of the conditions set forth in this Section 4.

         5. Ratification of Agreement. As supplemented by this Agreement, the Loan Sale Agreement is in all respects ratified and confirmed and the Loan Sale Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same instrument.

         6. Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

         7. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         8. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                                 EDUCATIONAL FINANCE GROUP, INC.



                                 by:
                                    -------------------------------------------
                                      Name:
                                    Title:



                                 EFG FUNDING CORPORATION, as Purchaser



                                 by:
                                    -------------------------------------------
                                      Name:
                                    Title:



                                 [EFG TRUSTEE], AS ELIGIBLE LENDER TRUSTEE
                                 FOR THE SELLER



                                 by:
                                    -------------------------------------------
                                      Name:
                                      Title:



                                 [ELIGIBLE LENDER TRUSTEE],
                                 not in its individual capacity but solely as Eligible Lender Trustee for the Purchaser by:
                                    -------------------------------------------
                                      Name:
                                      Title:

                                                                    SCHEDULE A
                                                                        TO THE
                                     EFG SUBSEQUENT TRANSFER AGREEMENT NO. ___

                       [List of Additional Student Loans
                  and their related Subsequent Cutoff Dates]

                                                                       ANNEX A
                                          TO EFG SUBSEQUENT TRANSFER AGREEMENT

                                {BILL OF SALE}

         For value received, in accordance with the Loan Sale Agreement (the "Loan Sale Agreement") dated as of ________ _, 1999, among Educational Finance Group, Inc., a Delaware corporation ("EFG" or the "Seller"), [EFG
TRUSTEE], (the "EFG Trustee") as the eligible lender trustee on behalf of EFG, EFG Funding Corporation (""EFG Funding" or the "Purchaser"), as purchaser and the [ELIGIBLE LENDER TRUSTEE] (the "Eligible Lender Trustee") not in its individual capacity but solely on behalf of EFG Funding and the EFG Subsequent Transfer Agreement No. ____ dated as of ______, ______ (the "Transfer Agreement") the Seller, the Purchaser, the EFG Trustee and the Eligible Lender Trustee, the Seller (and, with respect to legal title to the Additional Student Loans that are FFELP Loans, the EFG Trustee as trustee on behalf of the Seller) does hereby sell, assign, transfer and otherwise convey unto the Purchaser (and, with respect to legal title to the Additional Student Loans that are FFELP Loans, the Eligible Lender Trustee on behalf of the Issuer), without recourse (subject to the obligations set forth in the Loan Sale Agreement), all right, title and interest in and to (i) the Additional Student Loans and all obligations of the Obligors thereunder, together with all documents, the related Student Loan Files and all rights and privileges related thereto, (ii) all payments and collections received thereunder, on and after the Subsequent Cutoff Date and (iii) all proceeds of any and all of the foregoing (including but not limited to proceeds derived from the voluntary or involuntary conversion of any of the Additional Student Loans into cash or other liquidated property, such as proceeds from the applicable Guarantee Agreement). The foregoing sale does not constitute and is not intended to result in any assumption by the Eligible Lender Trustee or the Purchaser of any obligation of the Seller or the EFG Trustee to the borrowers of the Additional Student Loans or any other person in connection with the Additional Student Loans or any agreement or instrument relating to any of them.

         In addition, the undersigned, by execution of this instrument, hereby endorse the promissory notes evidencing each Additional Student Loan described in Schedule A to the EFG Subsequent Transfer Agreement in favor of the Purchaser (and, with respect to legal title to the Additional Student Loans that are FFELP Loans, the Eligible Lender Trustee on behalf of the Purchaser), without recourse (subject to the obligations set forth in the Loan Sale Agreement) against the undersigned. This endorsement may be effected by attaching a facsimile hereof to each or any of such promissory notes.

         This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Loan Sale Agreement and the Transfer Agreement and is to be governed by the Loan Sale Agreement and the Transfer Agreement.

         Capitalized terms used but not defined herein shall have the meanings assigned to them in the Transfer Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Bill of Sale to be duly executed as of ______ __, 1999.

                                 EDUCATIONAL FINANCE GROUP, INC.

                                 by:
                                    -------------------------------------------
                                 Name:
                                 Title:

                                 [EFG Trustee], AS ELIGIBLE LENDER
                                        TRUSTEE FOR THE SELLER.]

                                 by:
                                    -------------------------------------------
                                      Name:
                                      Title:

                                                                     EXHIBIT C
                                                    TO THE LOAN SALE AGREEMENT

         1. Characteristics of Student Loans. Each Student Loan (A) was originated in the United States of America, its territories, its possessions or other areas subject to its jurisdiction by (in the case of a FFELP Loan) an "eligible lender" under the Higher Education Act in the ordinary course of its business to an eligible borrower under applicable law and agreements and was fully and properly executed by the parties thereto, (B) was acquired or originated by the Seller in the ordinary course of its business, and (C) provides or, when the payment schedule with respect thereto is determined, will provide for payments on a periodic basis that fully amortizes the principal amount of such Student Loan by its maturity, as such maturity may be modified in accordance with any applicable deferral or forbearance periods granted in accordance with applicable laws and restrictions, including those of the Higher Education Act (in the case of a FFELP Loan) or the applicable Guarantee Agreement, and yield interest at the rate applicable thereto. Each FFELP Student Loan is guaranteed by an eligible guarantor under the Higher Education Act and qualifies the holder thereof to receive Interest Subsidy Payments (other than SLS Loans, unsubsidized Stafford Loans, and those Consolidation Loans for which the related loan application was submitted prior to [January 1, 1993]) and Special Allowance Payments from the Department and Guarantee Payments from the Guarantor and qualifies the Guarantor to receive reinsurance payments thereon from the Department. If such Student Loan is a New Loan or a Qualified Substitute Loan and is, in either case, guaranteed by an Additional Guarantor, the aggregate principal balance of all Student Loans guaranteed by such Additional Guarantor (measured as of the Subsequent Cutoff Date for such Student Loan) following the sale of such Student Loan to the Purchaser, did not exceed [5%] of the principal balance of all Student Loans sold to the Purchaser by the Seller as of such date, and the aggregate principal balance of all Student Loans guaranteed by all Additional Guarantors measured as of such date, following such addition, did not exceed [20%] of the principal balance of all Student Loans sold to the Purchaser by the Seller as of such date. The principal balance of each Student Loan is not subject to change by reason of adjustments to the related Borrower's account after the Cutoff Date relating to matters or events occurring prior to the Cutoff Date.

         2. Schedule of Student Loans. The information set forth in Schedule A to this Agreement is true and correct in all material respects as of the opening of business on the Cutoff Date. With respect to any {Consolidation Loan originated by the Purchaser or any permitted successor or assign or any New Loan, Serial Loan} or Qualified Substitute Student Loan conveyed to the Purchaser after the Closing Date, information for each category set forth in Schedule A has been provided with respect to such loan and such information is true and correct {in all material respects, as of the date of origination, in the case of such Consolidation Loan, and as of the opening of business on the applicable Subsequent Cutoff Date in the case of a New Loan, Serial Loan or} Qualified Substitute Student Loan. {With respect to any Consolidation Loan, the principal balance of which has been increased by the principal balance of any related Add-on Consolidation Loan, information for each category set forth in Schedule A has been provided with respect to such Add-on Consolidation Loan and such information is true and correct in all material respects as of the related Add-on Consolidation Loan Funding

Date.} No selection procedures believed to be adverse to the Purchaser were utilized in selecting any Student Loan. The computer tape regarding the Initial Student Loans made available to the Purchaser and its assigns is true and correct in all respects as of the Cutoff Date, and, after the Closing Date, any computer tape regarding any {Consolidation Loan, New Loan, Serial Loan or} Qualified Substitute Student Loan made available to the Purchaser and its assigns is true and correct in all respects as of the date of origination, {in the case of a Consolidation Loan originated by the Purchaser or a permitted successor or assign, as of the applicable Add-on Consolidation Loan Funding Date, in the case of a Consolidation Loan the principal balance of which is increased by the principal balance of any related Add-on Consolidation Loan, and as of the applicable Subsequent Cutoff Date, in the case of a New Loan, Serial Loan or} a Qualified Substitute Student Loan.

         3. Compliance with Law. Each Student Loan complied at the time of origination and at the time of the execution of this Agreement {or the applicable Transfer Agreement or Assignment, as the case may be, at the time of origination in the case of a Consolidation Loan originated by the Purchaser or a permitted successor or assign and as of the applicable Add-on Consolidation Loan Funding Date in the case of a Consolidation Loan the principal balance of which is increased by the principal balance of any Add-on Consolidation Loan,} in all material respects with all applicable requirements of local, state, and federal laws, rules and regulations which govern the making of such Student Loan including the requirements of the applicable Guarantee Agreement.

         4. Binding Obligation. The terms and conditions of each Student Loan are consistent with the application of the Borrower, all signatures for the Student Loans are genuine and the Borrower Note evidencing each Student Loan has been duly executed and delivered and constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms.

         5. No Defenses. No right of rescission, setoff, counterclaim, or defense has been asserted or threatened or exists with respect to any Student Loan.

         6. No Default. No Student Loan has a payment that is more than 180 days overdue as of the Cutoff Date {or more than 90 days overdue as of the applicable Subsequent Cutoff Date, as the case may be,} and, except as permitted in this paragraph, no default, breach, violation or event permitting acceleration under the terms of any Student Loan has occurred; and, except for payment defaults continuing for a period of not more than 180 days {or 90 days, as applicable,} no continuing condition that with notice or the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Student Loan has arisen; and the Seller has not waived and shall not waive any of the foregoing other than as permitted by the Basic Documents.

         7. Title. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Student Loans from the Seller to the Purchaser and that the beneficial interest in and title to such Student Loans not be part of the estate of the Seller in the event of the appointment of a receiver with respect to the Seller. {Except in the case of Consolidation Loans originated by the Purchaser or a permitted successor or assign,} immediately prior to the transfer and sale of each Student Loan to the Purchaser, each Borrower Note is owned by the Seller and the Seller has good title to each Student Loan, free and clear of any lien, charge, encumbrance, or other interest therein and immediately upon the transfer and sale of such Student Loan to the Purchaser, the Purchaser and/or the Eligible Lender Trustee on behalf of the Purchaser will have good title to such Student Loan free and clear of any lien, charge, encumbrance, or other interest therein except as contemplated by the Basic Documents.

         8. All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Purchaser a first perfected ownership interest in the Student Loans have been made.

         9. No Bankruptcies. No Borrower of any Student Loan as of the Cutoff Date {or the applicable Subsequent Cutoff Date (in the case of Qualified Substitute Student Loans, New Loans or Serial Loans), as of the date of origination (in the case of a Consolidation Loan originated by the Purchaser or a permitted successor or assign) or as of the applicable Add-on Consolidation Loan Funding Date (in the case of a Consolidation Loan the principal balance of which is increased by the principal balance of any related Add-on Consolidation Loan)} was noted in the related Student Loan File as being currently involved in a bankruptcy proceeding.

         10. Lawful Assignment. No Student Loan has been originated in, or is subject to the laws of, any jurisdiction under which the origination, sale, transfer and assignment of such Student Loan or any Student Loan under this Agreement, is unlawful, void or voidable.

         11. One Original. There is only one original executed copy of the promissory note evidencing each Student Loan.

         12. U.S. Obligors. Less than 1% of the Student Loans are due from Persons not having a mailing address in the United States of America.

         13. Accounts. Each FFELP Student Loan may be pledged or transferred as an "account" as defined in the UCC and each Private Loan may be pledged as an "instrument" as defined in the UCC.

         14. Interest Accruing. Each FFELP Student Loan is accruing interest (whether or not such interest is being paid currently, by the Borrower or by the Department, or is being capitalized) at the maximum interest rate permitted by the Higher Education Act and qualifies for Special Allowance Payments, except as expressly permitted by the Basic Documents.

         15. Seller's Representations. The representations and warranties of the Seller contained in Section 4.1 are true and correct.

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                                                                     EXHIBIT D
                                                    TO THE LOAN SALE AGREEMENT

         1. Organization and Good Standing. The Seller has been organized and is existing under the Delaware Corporation Law [Texas] and is authorized to do business in every state in which it is doing business (except where any failure to be so authorized shall not have a material adverse effect on either the Seller or its obligations hereunder) as well as the state in which it is organized.

         2. Power and Authority of the Seller. The Seller has the organizational power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full organizational power and authority to sell (with the EFG Trustee conveying legal title as trustee on behalf of the Seller) and assign the property to be sold and assigned to and deposited with the Purchaser (or with the Eligible Lender Trustee on behalf of the Purchaser) and the Seller has duly authorized such sale and assignment to the Purchaser (or to the Eligible Lender Trustee on behalf of the Purchaser) by all necessary action; and the execution, delivery and performance of this Agreement have been duly authorized by the Seller by all necessary corporate action.

         3. Binding Obligation. This Agreement has been executed and delivered by the Seller and, assuming authorization, execution, and delivery by the other parties thereto, this Agreement constitutes a valid obligation of the Seller enforceable against it in accordance with the express terms of this Agreement, except as enforcement thereof may be limited by the bankruptcy, insolvency, reorganization, moratorium, liquidation, readjustment of debt, or other federal or state laws or equitable principles relating to or affecting the enforcement of creditor's rights.

         4. No Violation. The consummation of the transactions contemplated by this Agreement or the Administration Agreement and the fulfillment of the terms hereof or thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, certificate of incorporation of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the knowledge of the Seller, any order, rule or regulation applicable to the Seller of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties. The consummation of the transactions contemplated by this Agreement or by the Administration Agreement and the fulfillment of the terms hereof and thereof will not result in the loss of any Guarantee Payments by the Trust or any reinsurance payments with respect to any Student Loans by the Guarantor.

         5. No Proceedings. There is no action, suit, claim, investigation, or proceeding, in any such case whether pending or to the knowledge of the Seller, threatened against the Seller before any court, governmental agency, or arbitrator (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any transactions contemplated by this Agreement, or (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

         6. All Consents. No action, including, without limitation, the granting or issuing of any consent, permit, license, approval, or authorization which is required to be made on or prior to the date of this Agreement in connection with the sale of Student Loans under this Agreement (with the possible exception of routine filings which, if not made, will not render the Seller liable to any material penalties or will not result in the transactions contemplated by this Agreement being subject to challenge) is required.

                                                                     EXHIBIT E
                                                    TO THE LOAN SALE AGREEMENT

         1. Organization and Good Standing. [ ] is a national banking association duly organized, validly existing and in good standing under the laws of the United States and is an "eligible lender" for purposes of the Higher Education Act.

         2. Power and Authority of the [ ]. [ ] has authorized the execution and delivery of this Agreement and has full legal power and authority to consummate all transactions contemplated by this Agreement and any and all other agreements relating hereto.

         3. Binding Obligation. This Agreement has been executed and delivered by [ ] and, assuming authorization, execution, and delivery by the other parties thereto, this Agreement constitutes a valid obligation of [ ] enforceable against it in accordance with the express terms of this Agreement, except as enforcement thereof may be limited by the bankruptcy, insolvency, reorganization, moratorium, liquidation, readjustment of debt, or other federal or state laws or equitable principles relating to or affecting the enforcement of creditor's rights.

         4. No Violation. Compliance by [ ] with this Agreement does not in any material respect violate any law or regulation by which [ ] or its assets are bound, or any writ, order, judgment, or decree of any court or government instrumentality or arbitrator in which [ ] is named, or the charter or by-laws of [ ] or any indenture, contract, or agreement to which [ ] is a party or by which it is or its properties are bound or affected.

         5. No Proceedings. There is no action, suit, claim, investigation, or proceeding, in any case pending or, to the knowledge of [ ], threatened against [ ] before any court, governmental agency, or arbitrator which, if decided adversely to [ ], is likely to have a material adverse effect upon the validity or enforceability of this Agreement.

         6. All Consents. No action, including, without limitation, the granting or issuing of any consent, permit, license, approval, or authorization which is required to be made on or prior to the date of this Agreement in connection with the sale of Student Loans under this Agreement (with the possible exception of routine filings which, if not made, will not render [ ] liable to any material penalties or will not result in the transactions contemplated by this Agreement being subject to challenge) is required.


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                                      F-1